EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into as of August 15, 2015 by and between United Lumicon Exhibition Services, Inc., a Nevada corporation (the “Company”), and Andy Jeong (“Employee”).

RECITALS

The Company desires to employ Employee, and the Employee desires to accept such employment, on the terms and subject to the conditions set forth in this Agreement.

        In consideration of the mutual promises set forth in this Agreement the parties hereto agree as follows:

ARTICLE I

Term of Employment

1.01   Subject to the provisions of Article V, and upon the terms and subject to the conditions set forth in this Agreement, the Company will employ Employee for the period beginning on August 1, 2015 (the “Commencement Date”) and ending on August 1, 2016 (the “Initial Term”). The Initial Term may be renewed for additional for such successive periods of time, and upon such terms, as the Employee and the Company may agree.  The parties understand and acknowledge that if Employee remains employed by the Company after the end of the Initial Term, then such employment shall be “at-will” unless this Agreement is extended, or different terms are established, by the parties in writing.

ARTICLE II

Duties

2.01 During the term of employment, Employee will:

(a)     Promote the interests, within the scope of his duties, of the Company and devote his full working time to the Company’s business and affairs; and

(b)    Serve as Vice President of Sales - Korea of the Company under the direction of the Chief Executive Officer of the Company.

ARTICLE III

Base Compensation

3.01   Salary. The Company will compensate Employee for the duties performed by him hereunder by payment of a monthly base salary at the rate of One Thousand Five Hundred Dollars ($1,500.00) or the equivalent in shares of the Company’s common stock at $0.05 per share, payable in monthly installments. The Employee’s initial salary will be reviewed by the Chief Executive Officer and the Board of Directors of the Company in six (6) months from the date of this Agreement.

ARTICLE IV

Reimbursement and Employment Benefits

4.01   Health and Other Medical. Employee and his spouse shall be eligible to participate in all health and medical employee benefits as are available from time to time to other employees of the Company and their families, as the Board of Directors may choose to extend such benefits, in its sole discretion.

4.02   Vacation. Employee shall be entitled to one (1) week of paid vacation per year, to be taken in such amounts and at such times as shall be mutually convenient for Employee and the Company. Any time not taken by Employee in one year shall be forfeited and not carried forward to subsequent years. Employee shall not be entitled to be reimbursed for any unused vacation or personal time, except as may be required under law.

4.03   Reimbursable Expenses. The Company shall in accordance with its standard policies in effect from time to time reimburse Employee for all reasonable out-of-pocket expenses actually incurred by him in the conduct of the business of the Company provided that Employee submits all substantiation of such expenses to the Company on a timely basis in accordance with such standard policies and further provided that Employee receives prior approval for all individual expenditures in excess of $500.

4.05   Savings Plan. Employee will be eligible to enroll and participate, and be immediately vested in, all Company savings and retirement plans, including any 401(k) plans, as are available from time to time to other employees, as the Board of Directors may choose to extend such benefits, in its sole discretion.

ARTICLE V

Termination

5.01   General Provisions. Except as otherwise provided in this Article V, at such time as Employee’s employment is terminated by the Employee or the Company, any and all of the Company’s obligations under this Agreement shall terminate, other than the Company’s obligation to pay Employee, within thirty (30) days of Employee’s termination of employment, the full amount of any unpaid salary  accrued but unpaid benefits, including any vacation pay, earned by Employee pursuant to this Agreement through and including the date of termination and to observe the terms and conditions of any plan or benefit arrangement which, by its terms, survives such termination of Employee’s employment. The payments to be made under this Section 5.01 shall be made to Employee, or in the event of Employee’s death, to such beneficiary as Employee may designate in writing to the Company for that purpose, or if Employee has not so designated, then to the spouse of Employee, or if none is surviving, then to the personal representative of the estate of Employee. Notwithstanding the foregoing, termination of employment shall not affect the obligations of Employee under Article VI hereof that, pursuant to the express provisions of this Agreement, continue in full force and effect. Upon termination of employment with the Company for any reason, Employee shall promptly deliver to the Company all Company property including without limitation all writings, records, data, memoranda, contracts, orders, sales literature, price lists, client lists, data processing materials, and other documents, whether or not obtained from the Company or any affiliate, which pertain to or were used by Employee in connection with his employment by the Company or which pertain to any affiliate, including, but not limited to, Confidential Information, as well as any computers or other furniture, fixtures or equipment which were purchased by the Company for Employee or otherwise in Employee’s possession or control.

5.02   Automatic Termination. This Agreement shall be automatically terminated upon the first to occur of the following (a) the expiration of this Agreement in accordance with Section 1.01 hereof, (b) the Company’s termination pursuant to section 5.03, (c) the Employee’s termination pursuant to section 5.04 or (d) the Employee’s death.

5.03   By the Company. This Agreement may be terminated by the Company upon written notice to the Employee upon the first to occur of the following:

(a)   Disability. Upon the Employee’s Disability (as defined herein). The term “Disability” shall mean, in the sole determination of the Company’s Board, whose determination shall be final and binding, the reasonable likelihood that the Employee will be unable to perform his duties and responsibilities to the Company by reason of a physical or mental disability or infirmity for either: (i) a continuous period of four months; or (ii) 180 days during any consecutive twelve (12) month period.

(b)   Cause. Upon the Employee’s commission of Cause (as defined herein). The term “Cause” shall mean the following:

(i)     Any violation by Employee of any material provision of this Agreement (including without limitation any violation of any provision of Sections 6.01, 6.02 or 6.03 hereof any and all of which are material in all respects), upon notice of same by the Company describing in detail the breach asserted and stating that it constitutes notice pursuant to this Section 5.03(b)(i), which breach, if capable of being cured, has not been cured to the Company’s sole and absolute satisfaction within 30 days after such notice (except for breaches of any provisions of sections 6.01, 6.02 or 6.03 which are not subject to cure or any notice);

(ii)    Embezzlement by Employee of funds or property of the Company;

(iii)   Habitual absenteeism, bad faith, fraud, refusal to perform his duties, gross negligence or willful misconduct on the part of Employee in the performance of his duties as an employee of the Company, provided that the Company has given written notice of and an opportunity of not less than 30 days to cure such breach, which notice describes in detail the breach asserted and stating that it constitutes notice pursuant to this Section 5.03(b)(iii), provided that no such notice or opportunity needs to be given if (x) in the judgment of the Company’s Board of Directors, such conduct is habitual or would unnecessarily or unreasonably expose the Company to undue risk or harm or (y) one previous notice had already been given under this section or under section (i) above; or

(iv)   a felonious act, conviction, or plea of nolo contendere of Employee under the laws of the United States or any state (except for any conviction or plea based on a vicarious liability theory and not the actual conduct of the Employee).

(v) Failure of the Employee to perform assigned duties adequately, as determined by the affirmative vote of a majority of the Board of Directors.

5.04   By the Employee. This Agreement may be voluntarily terminated by the Employee upon written notice to the Company.

5.05   Consequences of Termination. Upon any termination of Employee’s employment with the Company, except for a termination by the Company for Cause as provided in Section 5.03(b) hereof or for a termination by the Employee pursuant to Section 5.04 hereof, the Employee shall be entitled to: (a) a payment equal two (2) months’ salary (the “Severance”) and (b) retain the benefits set forth in Article IV for six (6) months. The Severance shall be paid, at Company’s option, either (x) in a lump sum upon termination with such payments discounted by the U.S. Treasury rate most closely comparable to the applicable time period left in the Agreement or (y) as and when normal payroll payments are made. Employee expressly acknowledges and agrees that the payment of Severance to Employee hereunder shall be liquidated damages for and in full satisfaction of any and all claims Employee may have relating to or arising out of Employee’s employment or termination of Employee’s employment by the Company or relating to or arising out of this Agreement and the termination thereof, including, without limitation, those causes of action arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §621 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §12101 et seq., the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §201 et seq., the Civil Rights Act of April 9, 1866.1 42 U.S.C. §1981 et seq., the National Labor Management Relations Act, 29 U.S.C. §141 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., and the Family Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. Notwithstanding the foregoing, Employee’s right to receive Severance Pay is contingent upon Employee not violating any of his on-going obligations under this Agreement.

5.06   Representations. Employee represents, warrants, and covenants to Company that (a) there is no other agreement or relationship which is binding on him which prevents him from entering into or fully performing under the terms hereof and (b) the Company may contact any past, present, or future entity with whom he has a business relationship and inform such entity of the existence of this Agreement and the terms and conditions set forth herein.

ARTICLE VI

Covenants

6.01     Confidential Information. Employee acknowledges that in his employment he is or will be making use of, acquiring, or adding to the Company’s confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature; technical information regarding the operations of the Company; and records and policy matters relating to finance, personnel, market research, strategic planning, current and potential customers, lease arrangements, service contracts, management, and operations. Therefore, to protect the Company’s confidential information and to protect other employees who depend on the Company for regular employment, Employee agrees that he will not in any way use any of said confidential information except in connection with his employment by the Company, and except in connection with the business of the Company he will not copy, reproduce, or take with him the original or any copies of said confidential information and will not directly or indirectly divulge any of said confidential information to anyone without the prior written consent of the Company.

6.02   Inventions. All discoveries, designs, improvements, ideas, and inventions, whether patentable or not, relating to (or suggested by or resulting from) products, services, or other technology of the Company or any Affiliate or relating to (or suggested by or resulting from) methods or processes used or usable in connection with the business of the Company or any Affiliate that may be conceived, developed, or made by Employee during employment with the Company (hereinafter “Inventions”), either solely or jointly with others, shall automatically become the sole property of the Company or an Affiliate. Employee shall immediately disclose to the Company all such Inventions and shall, without additional compensation, execute all assignments and other documents deemed necessary to perfect the property rights of the Company or any Affiliate therein. These obligations shall continue beyond the termination of Employee’s employment with respect to Inventions conceived, developed, or made by Employee during employment with the Company. The provisions of this Section 6 shall not apply to any Invention for which no equipment, supplies, facility, or trade secret information of the Company or any Affiliate is used by Employee and which is developed entirely on Employee’s own time, unless (a) such Invention relates (i) to the business of the Company or an Affiliate or (ii) to the actual or demonstrably anticipated research or development of the Company or an Affiliate, or (b) such Invention results from work performed by Employee for the Company.

6.03   Non-Disparagement. For a period commencing on the date hereof and continuing indefinitely, Employee hereby covenants and agrees that he shall not, directly or indirectly, defame, disparage, create false impressions, or otherwise put in a false or bad light the Company, its products or services, its business, reputation, conduct, practices, past or present employees, financial condition or otherwise.

ARTICLE VII

Assignment

7.01   This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Neither this Agreement nor any rights hereunder shall be assignable by Employee and any such purported assignment by him shall be void.

ARTICLE VIII

Entire Agreement

This Agreement constitutes the entire understanding between the Company and Employee concerning his employment by the Company or subsidiaries and supersedes any and all previous agreements between Employee and the Company or any of its affiliates or subsidiaries concerning such employment, and/or any compensation, bonuses or incentives. Each party hereto shall pay its own costs and expenses (including legal fees) except as otherwise expressly provided herein incurred in connection with the preparation, negotiation, and execution of this Agreement. This Agreement may not be changed orally, but only in a written instrument signed by both parties hereto.

ARTICLE IX

Applicable Law; Miscellaneous

9.01   Choice of Law; Exclusive Venue. THIS AGREEMENT, AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN LAS VEGAS, NEVADA OR THE DISTRICT COURT LOCATED IN LAS VEGAS, NEVADA (COLLECTIVELY THE "DESIGNATED COURTS"). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 9.01 OF THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.

9.02   Attorneys’ Fees. In addition to all other rights and benefits under this Agreement, each party agrees to reimburse the other for, and indemnify and hold harmless such party against, all costs and expenses (including attorney’s fees) incurred by such party (whether or not during the term of this Agreement or otherwise), if and to the extent that such party prevails on or is otherwise successful on the merits with respect to any action, claim or dispute relating in any manner to this Agreement or to any termination of this Agreement or in seeking to obtain or enforce any right or benefit provided by or claimed under this Agreement, taking into account the relative fault of each of the parties and any other relevant considerations.

9.03   Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a continuing waiver or a waiver of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party hereto which are not set forth expressly in this Agreement.

9.04   Unenforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.05   Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

9.06   Section Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

United Lumicon Exhibition Services, Inc.

By: /s/ Xu Zhang

      Xu Zhang, CEO

/s/ Andy Jeong

Andy Jeong, Employee